UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

STARRY GROUP HOLDINGS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41336	87-4759355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38 Chauncy Street, Suite 200 Boston, MA		02111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 861-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	STRY	The New York Stock Exchange
Warrants to purchase 1.2415 shares of Class A common stock, each at an exercise price of $9.13 per 1.2415 shares of Class A common stock	STRY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

On December 14, 2022, Starry, Inc. (the “Company”) , a wholly-owned subsidiary of Starry Group Holdings, Inc. (“Starry”), entered into the ninth amendment (the “Ninth Amendment”) to the Amended and Restated Credit Agreement, dated December 13, 2019, by and among the Company, Starry Spectrum Holdings LLC, Starry (MA), Inc., Starry Spectrum LLC, Tesco LLC, Widmo Holdings LLC and Vibrant Composites Inc., as borrowers, the lenders party thereto (“Lenders”) and ArrowMark Agency Services, LLC, as administrative agent (the “Credit Agreement”) which provides, among other things, for a total of $6,200,000 in super priority term loans which the Company drew upon in full (the “Initial Tranche D Loans”) and up to an additional $5,000,000 in super priority delayed draw loans (the “Delayed Draw Tranche D Loans”, together with the “Initial Tranche D Loans”, the “Tranche D Term Loans”). The Company borrowed the full amount of the Tranche D Term Loans on December 14, 2022. The Ninth Amendment additionally provides for an uncommitted accordion debt basket for future additional Tranche D Loans of up to $30 million subject to customary conditions. The Tranche D Loans will be used for transactions expenses, working capital and other general corporate purposes.

The Tranche D Term Loans incur interest at a rate equal to the London Interbank Offered Rate (“LIBOR”), subject to a floor of 2.0%, plus an applicable margin of 9.0% (with the interest rate capped at 13.25% per annum) and such interest accrues quarterly and will be paid in-kind.

The principal balance of the Tranche D Loans is payable in its entirety at maturity on May 14, 2023, which date may be extended for up to an additional 6 months if necessary for the Company to consummate certain strategic transactions. Upon the earlier of maturity or the repayment in full of the Tranche D Loans, the Company will pay the lenders an exit fee equal to 5% of the aggregate principal amount of the Tranche D Loans.

The Tranche D Loans are subject to the same prepayment premiums, covenants, which include certain additional information and access covenants, including a requirement to provide the lenders with a rolling 13-week budget and variance reports, events of default and other terms as the Company’s existing Term Loans and are secured by the same collateral.

In connection with the Company’s entry into the Ninth Amendment, the Company entered into a fee letter pursuant to which the Company agreed to pay the Lenders amendment and facility fees totaling $5,479,066, which were capitalized as loan obligations under the Credit Agreement. In addition, the Company is obligated to pay a fee (the “Contingent Value Fee”) to its lenders in the event of a consummation of a business combination transaction after the date of the Ninth Amendment and prior to the fifth anniversary thereof to the extent that (a) the net cash proceeds payable to Starry or its subsidiaries in connection with such transaction (together with all other applicable business combination transactions) are sufficient to prepay or repay in full all obligations to the lenders under the Starry Credit Agreement or (b) such transaction is consummated after the prepayment or repayment in full of all obligations to the lenders under the Starry Credit Agreement (any such transaction, a “CV Trigger Event”). A business combination transaction includes (i) the sale or transfer, in a single transaction or a series of related or unrelated transactions, of all or a substantial portion of the business or assets of Starry or any of its subsidiaries to, (ii) the sale or transfer, in a single transaction or a series of related or unrelated transactions, of a majority of the voting or economic interest in the equity interests or control of the board of directors of Starry or its subsidiaries to, or (iii) the merger, in a single transaction or a series of related or unrelated transactions, of Starry or any of its subsidiaries with, in each case, one or more investors or third parties (including, without limitation, existing creditors, employees, affiliates and/or securityholders), or any other strategic transactions, joint ventures or combinations between or involving Starry or any of its subsidiaries and one or more investors or third parties.

The amount of the Contingent Value Fee is equal to 9.0% of the transaction consideration payable in connection with a CV Trigger Event (or 4.5% if the Delayed Draw Tranche D Loan is not funded). Transaction consideration includes (i) the total amount of cash and the fair market value of all securities or other property paid or payable to Starry or its subsidiaries (or the holders of equity interests thereof, including options, warrants or convertible securities) in connection with a CV Trigger Event, less (ii) the total amount of all outstanding obligations to the lenders under the Starry Credit Agreement at the time of the consummation of such CV Trigger Event (exclusive of the Contingent Value Fee), less (iii) any ordinary course operating expenses or liabilities as of the consummation of such CV Trigger Event (excluding warrant liabilities, any other equity-linked liabilities or any debt that is subordinated to obligations to the lenders under the Starry Credit Agreement or that is included in a class of liabilities that is junior to general unsecured creditors), less (iv) the reasonable and documented out-of-pocket transaction fees and expenses incurred by Starry or its subsidiaries in connection with such CV Trigger Event. The CV Fee is payable upon consummation of the CV Trigger Event (or with respect to escrowed consideration, contingent consideration or installment payments, the date upon which such consideration is actually paid) and is payable in the same form as is being paid in connection with such CV Trigger Event and, if consisting of more than one form of proceeds, in the same proportion as to each form (but, if different types of consideration are paid in non-identical proportions, then the Contingent Value Fee will consist of cash in the greatest proportion that is being paid).

The foregoing summary of the Ninth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Ninth Amendment, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1†	Ninth Amendment to Credit Agreement, dated as of December 14, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Starry Group Holdings, Inc.

Date: December 19, 2022	By:	/s/ Chaitanya Kanojia
Name: Chaitanya Kanojia
Title: Chief Executive Officer